Exhibit 10.39

MARYLAND INDUSTRIAL DEVELOPMENT FINANCING AUTHORITY

(the “Issuer”)

and

AVALON PHARMACEUTICALS, INC.
(the “Borrower”)

and

MANUFACTURERS AND TRADERS TRUST COMPANY
(the “Remarketing Agent”)

PLACEMENT AND REMARKETING AGREEMENT

$12,000,000
MARYLAND INDUSTRIAL DEVELOPMENT FINANCING AUTHORITY
TAXABLE VARIABLE RATE DEMAND REVENUE BONDS
(AVALON PHARMACEUTICALS, INC. FACILITY)
Series 2003

Dated as of April 1, 2003

PLACEMENT AND REMARKETING AGREEMENT

     THIS PLACEMENT AND REMARKETING AGREEMENT is dated as of April 1, 2003, and is made and entered into by and among MARYLAND INDUSTRIAL DEVELOPMENT FINANCING AUTHORITY, a body corporate and politic and a public instrumentality of the State of Maryland (the “Issuer”), AVALON PHARMACEUTICALS, INC., a Delaware corporation (the “Borrower”), and MANUFACTURERS AND TRADERS TRUST COMPANY, a New York banking corporation (“M&T Bank”), in its capacity as placement agent and/or remarketing agent (the “Remarketing Agent”).

RECITALS

     Pursuant to and in accordance with the Maryland Industrial Development Financing Authority Act, Article 83A, Title 5, Subtitle 9 of the Annotated Code of Maryland, and the Maryland Economic Development Revenue Bond Act, Article 41, §14-101 et seq., of the Annotated Code of Maryland, the Issuer has determined to issue and sell its $12,000,000 Taxable Variable Rate Demand Bonds (Avalon Pharmaceuticals, Inc. Facility) Series 2003 (the “Bonds”) for the purpose of financing a portion of the construction and equipping of an administrative and laboratory facility (“Facility”) in that certain leased premises located in Germantown, Maryland and more fully described in that certain Lease dated as of June 11, 2002, by and between Avalon Pharmaceuticals, Inc. (“Borrower”), as tenant, and Westphalia Center II Limited Partnership, as landlord. The Issuer has entered into the Trust Indenture of even date herewith with Allfirst Trust Company National Association, a national banking association, as Trustee (the “Trustee”), as security for the Bonds (the “Indenture”).

     In order to enhance the marketability of the Bonds, the Borrower has requested that M&T Bank issue to the Trustee M&T Bank’s irrevocable, transferable direct-pay letter of credit (the “Letter of Credit”) to provide payment for, and to secure the payment of the principal of, and interest on, and the purchase price of the Bonds. M&T Bank has issued the Letter of Credit pursuant to a Letter of Credit Agreement of even date herewith by and between M&T Bank and the Borrower (the “Letter of Credit Agreement”) concurrently with the issuance and delivery of the Bonds.

     The Indenture and the Bonds provide, among other things, that (a) the Bonds shall bear interest at the Variable Rate (as defined in the Indenture), (b) the Variable Rate shall be determined by the Remarketing Agent in the manner set forth in the Indenture and the Bonds, and (c) the Issuer will purchase or cause to be purchased any of the Bonds tendered by the holders thereof on each Tender Date (as defined in the Indenture).

     This Placement and Remarketing Agreement is entered into by and among the Issuer, the Borrower and the Remarketing Agent to provide for (a) the initial placement of the Bonds, (b) the determination of the Variable Rate, as in effect from time to time, and (c) the remarketing of Bonds Tendered or Deemed Tendered for Purchase (as defined in the Indenture), all according to the terms and subject to the conditions set forth in this Placement and Remarketing Agreement.

     NOW, THEREFORE, for and in consideration of the covenants herein made, and subject to the conditions herein set forth, the parties hereto agree as follows:

     Section 1.  Definitions.

          Unless the context clearly indicates a contrary meaning, each capitalized term used in this Placement and Remarketing Agreement shall have the meaning given to that term in the Indenture.

     Section 2.  Appointment of Placement and Remarketing Agent, Acceptance.

          Subject to the terms and conditions set forth in this Placement and Remarketing Agreement, the Issuer, with the approval of the Borrower, hereby appoints M&T Bank as exclusive Placement Agent for the initial placement of the Bonds and as exclusive Remarketing Agent for the subsequent remarketing of the Bonds. M&T Bank hereby accepts such appointment and accepts and agrees to perform the duties and obligations imposed upon it as Placement Agent and Remarketing Agent under this Placement and Remarketing Agreement and under the Indenture, subject to the terms, conditions and limitations set forth in this Placement and Remarketing Agreement. This Placement and Remarketing Agreement constitutes the appointment referred to in Section 10.22 of the Indenture, and executed counterparts or copies of this Placement and Remarketing Agreement may be delivered to the Issuer and the Trustee.

     THE ISSUER AND THE BORROWER HEREBY ACKNOWLEDGE AND CONSENT TO THE FACT THAT M&T BANK IS PROVIDING THE LETTER OF CREDIT FOR THE BONDS AND ACTING AS PLACEMENT AND REMARKETING AGENT FOR THE BONDS AND ITS AFFILIATE, ALLFIRST TRUST COMPANY NATIONAL ASSOCIATION, IS ACTING AS TRUSTEE, REGISTRAR AND PAYING AGENT WITH RESPECT TO THE BONDS.

     Section 3.  Initial Placement of Bonds.

          The Remarketing Agent in its capacity as placement agent hereby agrees to price all of the Bonds on the Closing Date at a price equal to 100% of the principal amount thereof and shall cause to be delivered to the Trustee the purchase price so paid therefor in immediately available funds, and shall deliver to the Trustee a list of all the initial purchasers of such Bonds, including the name, address and taxpayer or other identifying number of, and the principal amount of Bonds purchased by, each such purchaser. In connection with the initial placement of the Bonds, the Remarketing Agent will offer and sell the Bonds to no more than thirty-five institutional investors each of which the Remarketing Agent reasonably believes is a Qualified Investor. As used herein, the term “Qualified Investor” means any investor that (a) is an “accredited investor” within the meaning of Regulation D of Rule 501(a) of the Securities Act of 1933, as amended, which is purchasing any of the Bonds at private sale for investment purposes, (b) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the prospective investment in the Bonds, and (c) is not purchasing for more than one account or with a view to distributing the Bonds. Neither the Issuer, the Borrower nor any other person shall have any right to place any Bonds upon their initial issuance except through the Remarketing Agent under this Placement and Remarketing Agreement.

     Section 4. Determination of Variable Rate.

               (a) On each Adjustment Date, the Remarketing Agent shall determine, and give notice of, the Variable Rate in accordance with the Indenture; provided, however, the Remarketing Agent shall notify the Trustee of the Variable Rate no later than 4:00 p.m. prevailing Baltimore, Maryland time on the Adjustment Date that is also the last Business Day of the month. The Variable Rate shall be determined by the Remarketing Agent at the lowest rate necessary to remarket all of the outstanding Bonds at par as determined by the Remarketing Agent in its sole discretion based on prevailing market conditions and may, but need not, be established by reference to one or more financial indices. Upon written request from the Borrower, the Remarketing Agent will provide the Borrower with information concerning interest rates determined by the Remarketing Agent in connection with its remarketing of other variable rate demand bonds.

               (b) As provided in Section 2.4(d) of the Indenture, so long as a Credit Facility is in effect, the interest rate payable on the Bonds may not exceed the Maximum Rate.

     Section 5. Remarketing of Bonds Tendered on a Tender Date.

               (a) Upon receipt of notice from the Trustee of the receipt by the Trustee of any Optional Tender Notice meeting the requirements of the Indenture, the Remarketing Agent shall use its best efforts to solicit purchasers for and sell the principal amount of the Bonds specified in such Optional Tender Notice, any such sale to be made on the Optional Tender Date on which such Bonds are to be purchased at a price equal to 100% of the principal amount thereof, plus accrued interest (if any) thereon to the Optional Tender Date.

               (b) At least forty (40) days before each Mandatory Tender Date, the Remarketing Agent shall receive written notice from the Trustee of such Mandatory Tender Date and the aggregate principal amount of Bonds to be remarketed on such Mandatory Tender Date, which amount shall be equal to the aggregate principal amount of Bonds Outstanding on such Mandatory Tender Date, less the aggregate principal amount of Bonds to be redeemed, if any, on such Mandatory Tender Date.

               (c) Upon receipt of written notice from the Trustee as to the aggregate principal amount of Bonds to be remarketed on any Mandatory Tender Date described in paragraph (b) above, the Remarketing Agent shall use its best efforts to solicit purchasers for and sell the principal amount of Bonds specified in such notice, any such sale to be made on the Mandatory Tender Date on which such Bonds are to be purchased at a price equal to 100% of the principal amount thereof, plus accrued interest (if any) thereon to the Mandatory Tender Date.

               (d) In no event will the Remarketing Agent remarket any Bonds Tendered or Deemed Tendered for Purchase on any Tender Date at a price less than 100% of the principal amount thereof, plus accrued interest (if any) thereon to the applicable Tender Date.

               (e) Not later than 2:00 p.m. prevailing Baltimore, Maryland time on the second Business Day prior to each Tender Date, the Remarketing Agent (i) shall give telephonic notice (promptly confirmed in writing) to the Trustee, the Borrower, the Paying Agent, the Bond Registrar and the Credit Facility Provider of the principal amount of Bonds that it has been unable to remarket, and (ii) shall deliver to the Trustee the name, address and tax identification number of each purchaser to whom the Remarketing Agent has remarketed and sold Bonds.

               (f) The Remarketing Agent shall use its best efforts to solicit purchasers for and sell any Pledged Bonds held by the Pledged Bonds Custodian pursuant to the Pledged Bonds Custody Agreement. The Remarketing Agent shall give telephonic notice (promptly confirmed in writing) to the Trustee, the Borrower, the Bond Registrar, the Paying Agent and the Credit Facility Provider of the principal amount of any Pledged Bonds that are remarketed at any time by the Remarketing Agent.

               (g) Upon successful remarketing of Pledged Bonds, the Remarketing Agent will transfer, or cause to be transferred, the purchase price from the purchaser of such Pledged Bonds directly to the appropriate Credit Facility Provider for the account of the Borrower.

               (h) As provided in the Indenture, there shall be no remarketing of Bonds pursuant to the provisions of this Section 5 if (1) a Mandatory Tender Date is a Termination Date and the Borrower has not provided a Substitute Credit Facility, or (2) there shall have occurred and be continuing an Event of Default under the Indenture.

          In addition, anything in this Placement and Remarketing Agreement to the contrary notwithstanding, there shall be no remarketing of Pledged Bonds pursuant to this Section unless and until an amount equal to the amount of the Bond Purchase Principal Drawing the proceeds of which were used to purchase such Pledged Bonds has been restored to the Credit Facility and the Credit Facility Provider has confirmed to the Trustee in writing that such Credit Facility has not expired in accordance with its terms.

               (i) The Remarketing Agent shall hold the proceeds of any sale of Bonds that have been remarketed pursuant to this Placement and Remarketing Agreement and the Indenture in trust for the person who tendered, or is deemed to have tendered, such Bond for purchase, and shall deliver the proceeds of such sale to the Trustee for deposit into the Purchase Account of the Bond Fund; at the same time the Remarketing Agent shall notify the Borrower, the Bond Registrar, the Paying Agent and the Credit Facility Provider of the amount so deposited. The proceeds of any sale of Pledged Bonds by the Remarketing Agent shall be paid by the Remarketing Agent directly to the Credit Facility Provider for the account of the Borrower.

               (j) Notwithstanding anything herein to the contrary, the Remarketing Agent, the Borrower, and the Issuer hereby agree that (i) the Remarketing Agent shall not solicit the Issuer or the Borrower or any of its affiliates, as potential purchasers of the Bonds Tendered or Deemed Tendered for Purchase on any Optional Tender Date or Mandatory Tender Date or sell such Bonds to the Issuer or the Borrower or any of its affiliates, except that the Remarketing Agent may solicit the Issuer as potential purchasers of any Pledged Bonds and (ii) neither the Issuer nor the Borrower or any of its affiliates shall, on their own or through an agent, attempt to purchase any Bonds tendered for purchase on any Optional Tender Date or Mandatory Tender Date, provided that the Issuer or the Borrower or its affiliates may purchase any Pledged Bonds.

               In connection with the remarketing of the Bonds, the Remarketing Agent will offer and sell the Bonds only to investors each of which the Remarketing Agent reasonably believes is a Qualified Investor.

     Section 6. Remarketing of Bonds Not Required under Certain Circumstances.

          Notwithstanding any other provision set forth in this Placement and Remarketing Agreement, the Remarketing Agent shall not be obligated to solicit purchasers for any Bond to be tendered on a Tender Date or for any Pledged Bond, or to remarket and place any Bond or Pledged Bond if (a) an Event of Default under the Indenture, or under the Letter of Credit Agreement or this Placement and Remarketing Agreement shall have occurred and be continuing; and (b) the Remarketing Agent shall have determined, in its sole discretion, that a Disclosure Statement (hereinafter defined) is required for distribution to prospective purchasers of the Bonds and that a Disclosure Statement is not available or, if available, is not reasonably satisfactory to the Remarketing Agent in form or substance.

     Section 7. Nature of Remarketing Agent’s Obligations.

               (a) Without limiting the other provisions of this Placement and Remarketing Agreement, the Remarketing Agent is hereby expressly authorized and directed to honor its obligations under, and in compliance with, the terms of the Indenture and this Placement and Remarketing Agreement without regard to, and without any duty on its part to inquire into, the existence of any disputes or controversies between the Issuer, the Borrower, the Trustee, the Bond Registrar, the Paying Agent, the Credit Facility Provider, or any other person or the respective rights, duties or liabilities of any of them or whether any facts or occurrences represented in any of the documents presented under this Placement and Remarketing Agreement are true and correct, provided, however, in the event the Remarketing Agent has actual knowledge of any such dispute or controversy the Remarketing Agent shall notify the Borrower of the same, and the Remarketing Agent shall continue to perform its obligations hereunder in accordance with the terms hereof.

               (b) The Remarketing Agent may purchase for its own account any Bonds Tendered or Deemed Tendered for Purchase on a Tender Date, but is in no way obligated to, advance its own funds to purchase any Bonds Tendered or Deemed Tendered for Purchase on a Tender Date.

               (c) Until this Placement and Remarketing Agreement expires or has been terminated or canceled in accordance with its terms, the Remarketing Agent shall act as exclusive remarketing agent with respect to the Bonds on the terms and conditions herein contained at all times. Neither the Issuer nor any other person shall have any right to remarket any Bonds except through the Remarketing Agent under this Placement and Remarketing Agreement.

               (d) The Remarketing Agent’s sole responsibilities hereunder acting in its capacity as Remarketing Agent shall consist of (i) the determination of the Variable Rate with respect to the Bonds as herein provided; (ii) the solicitation of purchasers for Bonds Tendered or Deemed Tendered for Purchase on a Tender Date and the solicitation of purchasers for Pledged Bonds as herein provided; (iii) effecting, on a best efforts basis, sales of such Bonds in accordance with this Placement and Remarketing Agreement; (iv) performing its other functions as Remarketing Agent as set forth in this Placement and Remarketing Agreement and in the Indenture, subject to the limitations set forth in this Placement and Remarketing Agreement; and (v) performing such other related functions as may be requested by the Issuer (with consent of the Borrower) and agreed to by the Remarketing Agent. The Remarketing Agent shall not be liable to the Issuer or any other person for any failure by any purchaser of Bonds obtained by the Remarketing Agent to pay the purchase price of such Bonds, unless the Remarketing Agent delivers, or causes to be delivered, the Bonds to a purchaser without receiving the purchase price therefor in return.

     Section 8. Payment of Fees and Expenses.

               (a) For the services to be performed by the Remarketing Agent under this Placement and Remarketing Agreement, the Borrower agrees to pay the Remarketing Agent (i) on the Closing Date the balance due on a non-refundable placement fee equal to Ninety-Five Basis Points (.95%) of the aggregate principal amount of the Bonds (of which, the Remarketing Agent acknowledges prior receipt of $23,000) and (ii) on the Closing Date and on each anniversary thereof during the term of this Placement and Remarketing Agreement, a non-refundable remarketing fee equal to 0.125% of the aggregate principal amount of Bonds Outstanding on such date.

               The Borrower shall be subject to a late fee equal to 5% of the amount due if any of the fees described above are not paid on the date when due. In addition, if such fee and late fee, if applicable, are not paid within 15 days of the date due, the Borrower shall pay interest on such fee and late fee from such fifteenth day at the fluctuating rate equal to the Reimbursement Rate (as defined in the Letter of Credit Agreement).

               (b) In addition, within 10 days of receipt of any invoice therefor, the Borrower shall reimburse the Remarketing Agent for its reasonable expenses (including, without limitation, the reasonable fees and disbursements of its counsel) incurred in connection with the preparation of any Disclosure Statement (hereinafter defined) or in connection with the enforcement of any provision of this Placement and Remarketing Agreement.

               (c) In addition to the fees and expenses contained in this Section 8, the Borrower agrees to pay an initial rating agency fee to the rating agency selected by the Remarketing Agent on the Closing Date and thereafter the annual fee payable on each subsequent anniversary of the Closing Date to such rating agency selected by the Remarketing Agent.

     Section 9. Furnishing of Offering Materials.

               (a) The Borrower, at its expense, shall furnish the Remarketing Agent with copies of any official statement, private placement memorandum or other disclosure statement or offering document requested by the Remarketing Agent and relating to the Bonds (a “Disclosure Statement”) in such quantities as the Remarketing Agent may reasonably request from time to time.

               (b) The Borrower, at its expense, shall furnish the Remarketing Agent with such information with respect to the Issuer, the Borrower, the Credit Facility Provider (other than M&T Bank) and the Bonds as the Remarketing Agent shall reasonably request from time to time.

               (c) If, at any time during the term of this Placement and Remarketing Agreement, any event known to the Borrower relating to or affecting the Issuer, the Borrower, the Credit Facility Provider, this Placement and Remarketing Agreement or the Bonds shall occur which might materially adversely affect (i) the operations, financial or other condition or results of operations of the Borrower to such an extent that the ability of the Borrower to perform its obligations under the Letter of Credit Agreement is impaired, or (ii) the ability of the Issuer to perform its obligations under the Bonds, then the Borrower shall promptly notify the Remarketing Agent in writing of the circumstances and details of such event.

               (d) If the Remarketing Agent determines that it is necessary or desirable to use a Disclosure Statement in connection with its remarketing of any of the Bonds, the Remarketing Agent will notify the Borrower and the Borrower, at the Borrower’s expense, shall provide the Remarketing Agent with a Disclosure Statement satisfactory to the Remarketing Agent and its counsel in their reasonable discretion. The Borrower, at its expense, shall supply the Remarketing Agent with as many copies of the Disclosure Statement as the Remarketing Agent reasonably requests from time to time and, upon request, will amend the Disclosure Statement from time to time so that the Disclosure Statement will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements in the Disclosure Statement, in light of the circumstances under which they are made, not misleading at the time the Disclosure Statement is delivered to a purchaser of Bonds.

     Section 10. Certain Representations, Warranties and Covenants of the Remarketing Agent.

          The Remarketing Agent makes the following representations and warranties to the Issuer and the Borrower:

               (a) The Remarketing Agent is duly and validly organized and in good standing under the laws of the State of Maryland, has full power and authority to enter into, and perform its obligations under, this Placement and Remarketing Agreement.

               (b) The Remarketing Agent is authorized by law to perform all duties imposed upon it as Remarketing Agent by this Placement and Remarketing Agreement.

               (c) The Remarketing Agent has not and shall not take any action or omit to take any action which action or omission will cause the Remarketing Agent to breach, violate or default under any of the Bond Documents (including, without limitation, this Placement and Remarketing Agreement) or the Credit Facility Documents to which it is a party.

     Section 11. Certain Representations, Warranties, Covenants and Agreements of the Issuer.

          The Issuer represents, warrants, covenants and agrees with the Remarketing Agent as follows:

               (a) Each of the Issuer’s representations and warranties set forth in any of the Bond Documents (including, without limitation, this Placement and Remarketing Agreement) or the Credit Facility Documents to which the Issuer is a party is true and correct in all material respects as of the date of the initial authentication and delivery of the Bonds and is incorporated herein by reference.

               (b) Any certificate signed by an Authorized Issuer Representative and delivered to the Remarketing Agent shall be deemed to be a representation by the Issuer to the Remarketing Agent as to the statements made therein.

               (c) The Issuer will not take or omit to take any action which action or omission will in any way cause the proceeds from the sale of the Bonds to be applied in a manner other than as provided in the Indenture.

               (d) The Issuer shall use its best efforts to promptly notify the Remarketing Agent by telephone, confirmed in writing, of:

                    (i) the occurrence or existence of any event or condition which becomes known to the Issuer and which would make any of its representations contained herein incorrect or untrue in any material respect if made on, and as of, any date during the term of this Placement and Remarketing Agreement; and

                    (ii) any resignation or removal of, and any appointment of a successor for, the Trustee, the Bond Registrar, or the Paying Agent which becomes known to it.

               (e) The Issuer will not amend or consent to any amendment of any of the Bond Documents or the Credit Facility Documents without the prior written consent of the Remarketing Agent (which consent shall not be withheld, unless the Remarketing Agent determines in its sole discretion that the amendment would adversely affect its ability to perform its functions as Remarketing Agent).

               (f) The Issuer has not and shall not take any action or omit to take any action which action or omission will cause the Issuer to breach, violate or default under any of the Bond Documents (including, without limitation, this Placement and Remarketing Agreement) or Credit Facility Documents to which it is a party, or any other agreement or instrument to which the Issuer is a party and which is to be used or contemplated for use in the consummation of the transactions contemplated hereby and by the Indenture.

     Section 12.     Certain Representations, Warranties and Covenants of the Borrower

          The Borrower makes the following representations and warranties to the Remarketing Agent and the Issuer:

               (a) Each of the Borrower’s representations and warranties set forth in any of the Bond Documents to which it is a party (including, without limitation, this Placement and Remarketing Agreement) or the Credit Facility Documents is true and correct in all material respects as of the date of the initial authentication and delivery of the Bonds and each is incorporated herein by reference.

               (b) Any certificate signed by an Authorized Borrower Representative and delivered to the Remarketing Agent shall be deemed to be a representation by the Borrower to the Remarketing Agent as to the statements made therein.

               (c) The Borrower will not take or omit to take any action which action or omission will in any way cause the proceeds from the sale of the Bonds to be applied in a manner other than as provided in the Indenture.

               (d) The Borrower shall use its best efforts to promptly notify the Remarketing Agent by telephone, confirmed in writing, of:

                    (i) the occurrence or existence of any event or condition which becomes known to the Borrower and which would make any of its representations contained herein incorrect or untrue in any material respect if made on, and as of, any date during the term of this Placement and Remarketing Agreement; and

                    (ii) any resignation or removal of, and any appointment of a successor for, the Trustee, the Bond Registrar, or the Paying Agent which becomes known to it.

               (e) The Borrower will not amend or consent to any amendment of any of the Bond Documents or the Credit Facility Documents without the prior written consent of the Remarketing Agent (which consent shall not be withheld, unless the Remarketing Agent determines in its sole discretion that the amendment would adversely affect its ability to perform its functions as Remarketing Agent).

               (f) The Borrower has not and shall not take any action or omit to take any action which action or omission will cause the Borrower to breach, violate or default under any of the Bond Documents (including, without limitation, this Placement and Remarketing Agreement) or Credit Facility Documents or any other agreement or instrument to which the Borrower is a party and which is to be used or contemplated for use in the consummation of the transactions contemplated hereby and by the Indenture.

               (g) The Borrower knows of no Event of Default under the Bond Documents or the Credit Facility Documents.

               (h) The Borrower knows of no fact or circumstance which but for the giving of notice or passage of time or both would constitute an Event of Default under the Bond Documents or the Credit Facility Documents.

               (i) The Borrower has reviewed or caused to be reviewed all Disclosure Statements, including all amendments thereto, and all information relating to the Borrower set forth therein is true, accurate and complete.

     Section 13.     Term of Placement and Remarketing Agreement.

          This Placement and Remarketing Agreement shall become effective upon execution by the Remarketing Agent, the Borrower and the Issuer, and (unless terminated or canceled in accordance with its terms) shall continue in full force and effect until the earliest of (i) the date on which all of the Bonds are paid in full; (ii) the effective date of any cancellation of this Placement and Remarketing Agreement by the Remarketing Agent pursuant to the terms of Section 15 of this Placement and Remarketing Agreement; (iii) the effective date of the removal or resignation of the Remarketing Agent pursuant to the terms of Section 14 of this Placement and Remarketing Agreement or (iv) the date of the final maturity of the Bonds.

     Section 14.     Resignation or Removal of Remarketing Agent.

               (a) The Remarketing Agent may be removed upon 30 days’ prior written notice from the Borrower by an instrument signed by the Issuer and the Borrower and filed with the Remarketing Agent, the Credit Facility Provider and the Trustee; provided, however, that the removal of the Remarketing Agent shall not be effective until (i) the Borrower shall have paid to the Remarketing Agent all amounts due the Remarketing Agent hereunder (provided, however, that if a final non-appealable judgment shall have been entered against the Remarketing Agent in which it is determined that the Remarketing Agent was grossly negligent or engaged in willful misconduct in connection with the performance of its duties, the Borrower shall not be responsible for payment of the Remarketing Agent’s outstanding fees) and (ii) the Issuer, at the Borrower’s direction, has appointed a successor Remarketing Agent, which meets all of the requirements of the Indenture and has been approved by the Credit Facility Provider (which consent shall not be unreasonably withheld).

               (b) The Remarketing Agent may at any time resign and be discharged of all duties and obligations hereunder and under the Indenture by giving notice, in writing, 30 days’ prior to the effective date of such resignation, to the Issuer, the Borrower, the Credit Facility Provider and the Trustee.

               (c) Upon the expiration, termination or cancellation of this Placement and Remarketing Agreement or the effective date of the removal or resignation of the Remarketing Agent, the Remarketing Agent shall pay over, assign and deliver to the Trustee (or any person designated in writing by the Trustee) any amounts held in trust hereunder or under the Indenture by the Remarketing Agent and shall make available to the Issuer, and/or the Borrower for inspection and copying, all documents and records relating to this Placement and Remarketing Agreement then in the Remarketing Agent’s possession.

     Section 15.     Cancellation of Placement and Remarketing Agreement by Remarketing Agent.

          The Remarketing Agent may refuse to remarket Bonds under this Placement and Remarketing Agreement or cancel its obligations under this Placement and Remarketing Agreement at any time by notifying the Issuer, the Borrower, the Trustee and the Credit Facility Provider in writing of its election to dp so, if:

               (a) Legislation is introduced by amendment or otherwise in, or is enacted by the Congress of the United States of America, or a decision of a court established under Article III of the Constitution of the United States of America is rendered, or a stop order, ruling, regulation or official statement by, or on behalf of, the United States Securities and Exchange Commission or other governmental agency having jurisdiction of the subject matter is made or proposed, to the effect that the offering or sale of the Bonds or of obligations of the general character of the Bonds, as contemplated hereby, is or would be in violation of any provision of the Securities Act of 1933, as amended and as then in effect, or the Securities Exchange Act of 1934, as amended and as then in effect, or the Trust Indenture Act of 1939, as amended and as then in effect, or with the purpose or effect of otherwise prohibiting the offering or sale of the Bonds or of obligations of the general character of the Bonds, as contemplated hereby and by the Indenture.

               (b) Any information becomes known which, in the opinion of the Remarketing Agent, makes untrue, incorrect or misleading in any material respect any statement or information contained in any Disclosure Statement, as the information contained therein has been supplemented or amended by other information, as of the date furnished or supplied to the Remarketing Agent, or causes any Disclosure Statement, as so supplemented or amended, to contain an untrue, incorrect or misleading statement of a material fact or to omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

               (c) Any legislation, resolution, ordinance, rule or regulation is introduced in, or is enacted by, any federal governmental body, department or agency of the United States or the State of Maryland, or a decision by any court of competent jurisdiction within the United States or the State of Maryland is rendered which, in the opinion of the Remarketing Agent, materially adversely affects the marketability of the Bonds.

               (d) Additional material restrictions not in force as of the date hereof shall have been imposed upon trading in securities generally by any governmental authority or by any national securities exchange or any restrictions are materially increased.

               (e) Any governmental authority imposes, as to the Bonds, or obligations of the general character of the Bonds, any material restrictions not now in force, or increases materially those now in force.

               (f) A general banking moratorium shall have been established by federal or Maryland authorities.

               (g) Any rating of the Bonds, either of the Credit Facility Provider or the holding company of the Credit Facility Provider shall have been reduced or withdrawn by a national rating service, which, in the opinion of the Remarketing Agent, materially adversely affects the marketability of the Bonds.

               (h) A war involving the United States of America shall have been declared, or any existing conflict involving the armed forces of the United States of America shall have escalated, or any other national emergency relating to the effective operation of government or the financial community shall have occurred, which, in the opinion of the Remarketing Agent, materially adversely affects the marketability of the Bonds.

               (i) Any representation or warranty of the Issuer or the Borrower contained in any of the Bond Documents (including, without limitation, this Placement and Remarketing Agreement) or the Credit Facility Documents at any time proves to have been false or incorrect in any material respect when made.

               (j) Any event of default or Event of Default, as the case may be, under this Placement and Remarketing Agreement, the Indenture or the Letter of Credit Agreement occurs and is continuing.

     Section 16.     Indemnification. Subject to the provisions of Section 30 hereof:

               (a) To the extent permitted by law, the Borrower agrees to indemnify and hold harmless the Issuer and the Remarketing Agent and their directors, officers and employees and each person, if any, who controls the Remarketing Agent within the meaning of Section 15 of the Securities Act of 1933, as amended (such persons being referred to herein collectively as the “Indemnified Persons” and individually as an “Indemnified Person”) from and against any and all losses, claims, damages or liabilities, joint and several, to which any Indemnified Person may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in any Disclosure Statement or any other information with respect to the Borrower provided by the Borrower, or arising out of, or based upon, the omission or alleged omission to state in any Disclosure Statement or other information provided by the Borrower a material fact necessary in order to make the statements and information therein not misleading in any material respect; and the Borrower will reimburse each Indemnified Person for any legal or other expenses incurred by such Indemnified Person in connection with investigating, defending or preparing to defend any such action or claim. The indemnity agreement in this paragraph shall be in addition to any liability which the Borrower may otherwise have to any Indemnified Person.

               (b) In case any action is brought against any Indemnified Person based upon a Disclosure Statement or any other information with respect to the Borrower provided by the Borrower and in respect of which indemnity may be sought against the Borrower under subparagraph (a) above, the Indemnified Person shall promptly notify the Borrower, in writing, and the Borrower shall assume the defense thereof, including the employment of counsel satisfactory to the Indemnified Person and the payment of all expenses. The failure to so notify the Borrower shall not relieve the Borrower from any liability under this Section 16 which it may have to such Indemnified Person who failed to give notice to the Borrower, unless the failure (except failure by the Issuer) to give notice shall have deprived the Borrower of a reasonable opportunity to contest any such matter nor shall such failure relieve the Borrower from (A) liability to any other Indemnified Person, or (B) any other liability which it may have to any Indemnified Person. The Indemnified Person shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but, the fees and expenses of any such counsel shall be paid by the Borrower only if (1) the Borrower fails to assume the defense of such action as provided herein or (2) the Indemnified Person shall have reasonably concluded that there may be one or more legal defenses available to it which are different from or additional to those available to the Borrower or other persons represented by counsel employed by the Borrower and representation of the Borrower and the Indemnified Person by the same counsel would be inappropriate or impermissible under applicable standards of professional conduct. The Borrower shall not be liable for any settlement of any such action effected without its consent, but if settled with the consent of the Borrower or if there be a final judgment for the plaintiff in any such action, the Borrower agrees to indemnify and hold harmless the Indemnified Person from and against any loss or liability by reason of such settlement or judgment.

               (c) The Borrower shall also reimburse any Indemnified Person for all reasonable expenses incurred by it, including compensation for witnesses’ time and the fees and expenses of separate counsel, in connection with such Indemnified Person being compelled to appear as a witness in any action or proceeding against the Issuer or the Borrower or in connection with the Bonds, whether or not the Indemnified Person is named in such action or proceeding.

               (d) No Indemnified Person (other than the Issuer and its officials, agents or employees) shall be indemnified for any losses, claims, damages or liabilities resulting from gross negligence by such Indemnified Person. Notwithstanding the above, the Issuer and its officials, agents or employees shall not be indemnified above to the extent they are covered by or have the defense or sovereign immunity. Further, no Indemnified Person, including the Issuer and its officials, agents, or employees, shall be indemnified for any losses, claims, damages or liabilities resulting from willful misconduct or intentional violation of law by such Indemnified Person.

               (e) If the indemnification provided for herein is held by a court to be unavailable or is insufficient to hold any Indemnified Person harmless in respect of any losses, claims, damages or liabilities (or actions in respect thereof), then the Borrower shall contribute to the amount paid or payable by the Indemnified Person (other than the Issuer and its officers, members, agents or employees) as a result of the losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Borrower on the one hand and the Indemnified Person on the other hand, as well as any other relevant equitable considerations.

               (f) The indemnity agreements contained in this Section 16 shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Borrower or the Remarketing Agent and shall survive the termination or cancellation of this Placement and Remarketing Agreement.

     Section 17.     Dealing with the Other Parties.

          To the extent permitted by law, the Remarketing Agent, in its individual capacity, either as principal or agent, may engage in or be interested in any financial or other transaction with the Issuer, the Borrower, the Trustee, the Bond Registrar, the Paying Agent and the Credit Facility Provider and may act as depository, trustee or agent for any committee or body of holders of the Bonds or of other obligations of the Issuer as freely as if it did not act as Remarketing Agent hereunder.

     Section 18.     No Extinguishment of Bonds.

          It is the express intention of the parties hereto that neither the determination of any interest rate on the Bonds nor any purchase, sale or transfer of any Bonds as herein provided, shall constitute or be construed to be the extinguishment of any Bonds or the obligations represented thereby or the reissuance of any Bonds.

     Section 19.          Blue Sky Qualification of Bonds.

          The Issuer and the Borrower shall cooperate with the Remarketing Agent in the qualification of the Bonds and the Credit Facility (if necessary) for offering and sale and the determination of the eligibility of the Bonds for investment under the laws of such jurisdictions as the Remarketing Agent shall designate and shall use their best efforts to continue any such qualification in effect so long as required for the remarketing of the Bonds by the Remarketing Agent; provided, however, that the Issuer shall not be required to execute a special or general consent to service of process or to qualify as a foreign corporation in connection with any such qualification; and provided, further, that the Borrower shall be responsible for all fees and expenses incurred by the Remarketing Agent pursuant to this Section 19. The Remarketing Agent will not remarket Bonds in any jurisdiction in which the laws of such jurisdiction prohibit such remarketing.

     Section 20.     Events of Default.

          As used herein, the term “Event of Default” means, in addition to the meaning set forth in Article IX of the Indenture, (a) the failure by the Borrower to make any payment required by this Placement and Remarketing Agreement within 10 days after receipt of a written notice from the Remarketing Agent stating that such amount is due and owing or (b) the failure by the Borrower to promptly perform and observe each of the covenants and agreements made by it in this Placement and Remarketing Agreement. Upon the occurrence of an Event of Default, the Remarketing Agent may take such action at law or in equity as it deems necessary or desirable to collect the amounts then due and thereafter to become due to the Remarketing Agent and to enforce the performance and observance by the Borrower and the Issuer of the covenants and agreements made by them in this Placement and Remarketing Agreement.

     Section 21.     Books and Records.

          The Remarketing Agent shall keep books and records concerning the purchase and sale of Bonds pursuant to this Placement and Remarketing Agreement in a manner consistent with prudent industry practice and shall make such books and records available for inspection by the Issuer, the Borrower, the Trustee and the Credit Facility Provider at all reasonable times.

     Section 22.     Notices, Principal Office and Representatives of Remarketing Agent.

          Except as otherwise provided in this Agreement, all notices, demands, requests, consents, approvals, certificates or other communications required under this Agreement to be in writing shall be sufficiently given and shall be deemed to have been properly given (i) if delivered by hand, when written confirmation of delivery is received by the sender, (ii) three days after the same is mailed by certified mail, postage prepaid, return receipt requested, or (iii) if sent by overnight courier, 24 hours after delivery to such overnight courier, addressed to the person to whom any such notice, demand, request, approval, certificate or other communication is to be given, at the appropriate address for the Principal Office of such person designated below:

Remarketing		Manufacturers and Traders Trust Company
Agent:		25 South Charles Street, 12th Floor
Baltimore, Maryland 21201
Attention: Howard M. Sakin

with a copy to:

Alan S. Mark, Esquire
Paley Rothman Goldstein, Rosenberg & Cooper, Chartered
4800 Hampden Lane, 7th Floor
Bethesda, Maryland 20814

Issuer:		MARYLAND INDUSTRIAL DEVELOPMENT
FINANCING AUTHORITY
Department of Business and Economic Development
217 Redwood Street, 22nd Floor
Baltimore, Maryland 21202
Attn.: Executive Director

Borrower:		Avalon Pharmaceuticals, Inc.
20358 Seneca Meadows Parkway
Germantown, Maryland 20876
Attention: GaryLessing

with a copy to:

Mark Gruhin, Esq.
Schmeltzer, Aptaker & Shepard, P.C.
2600 Virginia Avenue, N.W.
Suite 1000, The Watergate
Washington, D.C. 20878

Trustee, Paying		Allfirst Trust Company,
Agent and		National Association
Registrar:		25 South Charles Street, 16th Floor
BANG 101-591
Baltimore, Maryland 21201
Attention: Sharon A. Surguy

with a copy to:

Alan S. Mark, Esquire
Paley Rothman Goldstein, Rosenberg & Cooper, Chartered
4800 Hampden Lane, 7th Floor
Bethesda, Maryland 20814

M&T:		Manufacturers and Traders Trust Company
25 South Charles Street, 15th Floor
Baltimore, Maryland 21201
Attention: Letter of Credit Department

and

Manufacturers and Traders Trust Company
Anstec Building
1410 Spring Hill Road
Suite 125
McLean, Virginia 22102
Attention: David Diluigi

with a copy to:

Alan S. Mark, Esquire
Paley Rothman Goldstein, Rosenberg & Cooper, Chartered
4800 Hampden Lane, 7th Floor
Bethesda, Maryland 20814

     The Remarketing Agent, the Borrower, the Issuer and all other parties entitled to notices hereunder may, by notice given under this Placement and Remarketing Agreement, designate other addresses to which subsequent notices, requests, reports or other communications shall be directed. During any period in which the Bond Registrar and the Paying Agent are the same and have the same address, any notice required to be given to either the Bond Registrar or the Paying Agent, or both, may be given by one notice to the address for the Bond Registrar and Paying Agent set forth above. In addition, so long as M&T Bank is the Remarketing Agent, any telephonic notice required hereunder shall be given only to Howard M. Sakin at (410) 244-7940, unless another person is designated by the Remarketing Agent in writing to the Issuer and the Trustee.

     Section 23.     Amendments.

          This Placement and Remarketing Agreement may be amended from time to time by an instrument in writing executed by the parties hereto, with the consent of the Credit Facility Provider, but without the consent of the holders of the Bonds then Outstanding. The Borrower agrees to supply the Trustee with a copy of each amendment.

     Section 24.     Benefit of Placement and Remarketing Agreement: Successors and Assigns.

          This Placement and Remarketing Agreement will inure to the benefit of and be binding upon the Remarketing Agent, the Issuer, the Borrower and their respective successors and assigns. The terms “successors” and “assigns” shall not include any purchaser of any of the Bonds merely because of such purchase.

     Section 25.     Representations and Warranties Remain Operative.

          All of the representations and warranties of the Remarketing Agent, the Borrower and the Issuer in this Placement and Remarketing Agreement shall remain operative and in full force and effect, regardless of (a) any independent investigation made by or on behalf of the Remarketing Agent, (b) delivery of, and any payment for, any of the Bonds hereunder or (c) termination or cancellation of this Placement and Remarketing Agreement.

     Section 26.     Section Headings.

          Section headings have been inserted in this Placement and Remarketing Agreement as a matter of convenience of reference only; and, they are not a part of this Placement and Remarketing Agreement and will not be used in the interpretation of any provision of this Placement and Remarketing Agreement.

     Section 27.     Severability.

          If any provision of this Placement and Remarketing Agreement is held or deemed to be or shall, in fact, be invalid, inoperative or unenforceable as applied in any particular case in any jurisdiction or jurisdictions, or in all jurisdictions because it conflicts with any provisions of any constitution, statute or rule of public policy, or for any other reason, such circumstances shall not have the effect of rendering the provision in question invalid, inoperative or unenforceable in any other case or circumstances, or of rendering any other provision or provisions of this Placement and Remarketing Agreement invalid, inoperative or unenforceable to any extent whatsoever.

     Section 28.     Counterparts.

          This Placement and Remarketing Agreement may be executed in several counterparts, each of which shall be regarded as an original but all of which shall constitute one and the same document.

     Section 29.     Governing Law.

          This Placement and Remarketing Agreement shall be governed by and construed in accordance with the laws of the State of Maryland.

     Section 30. Limited Liability of the Issuer. Notwithstanding any provision or obligations to the contrary hereinbefore or hereinafter set forth, no provision of any agreement (including this Placement and Remarketing Agreement) relating to the Bonds shall be construed so as to give rise to any liability of the Issuer, the Department, the State of Maryland, any political subdivision or any agent of any thereof, or to give rise to a charge upon the general credit of the State of Maryland, the Department, any political subdivision or any agency thereof, or the Issuer. Neither this Placement and Remarketing Agreement nor any claim hereunder shall constitute a debt of the Issuer, the Department, the State of Maryland, or any political subdivisions or any agent of any thereof, or a pledge of the full faith and credit or taxing power of the Issuer, the Department, the State of Maryland or any political subdivision or any agency thereof, nor shall this Placement and Remarketing Agreement or any claim hereunder create any monetary liability on, or obligate the State of Maryland, the Department or the Issuer to make any appropriation for, payment. The Issuer has no taxing power. The liability of the Issuer hereunder and under the Bonds shall be limited solely to the funds pledged therefor in accordance with the Indenture, and any other funds or property given as security therefor by the Borrower, and the lien of any judgment shall be restricted thereto.

     The Issuer shall not be required to do any act whatsoever or exercise any diligence whatsoever to mitigate the damages of the Borrower, the owners of the Bonds, the Trustee, the Placement Agent or the Remarketing Agent if any event of default shall occur under this Placement and Remarketing Agreement or the Indenture or any document delivered in connection therewith.

     Notwithstanding anything to the contrary contained in any agreement executed by the Issuer in connection with this Placement and Remarketing Agreement or any other agreement or document executed by the Issuer in connection with the Bonds, the Issuer shall have no liability, legal, moral or otherwise, except from the funds pledged to the payment of the Bonds under the terms of the Indenture, to the Trustee, any owner of the Bonds, the Placement Agent, the Remarketing Agent or the Borrower, in connection with the Bonds, this Placement and Remarketing Agreement, or any agreement or document executed or used in connection with the Bonds.

     Section 31.     Effective Date.

          This Placement arid Remarketing Agreement has been dated as of the date above written solely for the purpose of convenience of reference and shall become effective upon its execution and delivery, on the Closing Date, by the parties hereto. All representations and warranties set forth herein shall be deemed to have been made on the Closing Date.

     Section 32.     Specialty.

          The parties hereto acknowledge and agree that they are executing and delivering this Placement and Remarketing Agreement as an instrument and contract under seal which is a specialty under Section 5-102 of the Courts and Judicial Proceedings Article of the Annotated Code of Maryland.

     IN WITNESS WHEREOF, the parties hereto have caused this Placement and Remarketing Agreement to be duly executed and delivered, under seal, by their respective duly authorized officers, as of the date first above written.

ATTEST:		MARYLAND INDUSTRIAL DEVELOPMENT FINANCING AUTHORITY

/s/ [ILLEGIBLE]	[SEAL]	By:	/s/ Bernard Koman

Executive Director			NAME: Bernard Koman
TITLE: Chairman

ATTEST:		AVALON PHARMACEUTICALS, INC.

/s/ Ammarie Breman Rice	[SEAL]	By:	/s/ Kenneth C. Carter

NAME: Kenneth C. Carter
TITLE: CEO

ATTEST:		MANUFACTURERS AND TRADERS
TRUST COMPANY

[ILLEGIBLE]	[SEAL]	By:	/s/ Howard Sakin

NAME: Howard Sakin
TITLE: VICE